Exhibit 10.68

David A. Rapaport

General Counsel and Director

333 Sandy Springs Circle, Suite 223 Atlanta, GA 30328, USA Tel: 404-257-9150 Fax: 404-257-9125 USA cell: 770-853-3960 email: drapaport@midkingdom.com	Unit 35226, 35th Floor CITIC Square 1168 Nanjing Road West Shanghai 200041, China Tel: +86 21 5111 9110 Fax: +86 21 5252 4616 email: drapaport@midkingdom.com

December 15, 2008

Steven G. Nelson, President & Chairman

Continental Stock Transfer and Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Re: Investment Management and Trust Agreement Dated as of December 19, 2006 between Middle Kingdom Alliance Corp. and Continental Stock Transfer and Trust Company, as amended (“Trust Agreement”).

Dear Mr. Nelson:

This letter confirms that the above-referenced Trust Agreement is modified to read as follows:

1. A new subsection 1(j) is added as follows:

(j) Commence partial liquidation of the Trust Account as soon as reasonably possible after the approval of the Company’s Second Amended and Restated Articles of Incorporation at the Special Meeting of Shareholders held for such purpose on December 10, 2008 only after receipt of and only in accordance with the terms of a letter (“Partial Termination Letter”), in a form substantially similar to that attached hereto as Exhibit E, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or Secretary, and complete the partial liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Partial Termination Letter and the other documents referred to therein;

2. Subsection 1(j) is changed to subsection “1 (k).

3. A new Section 7 is added as follows:

7. Further Extension of Period to Consummate a Business Combination. Any further amendment to the Company’s Second Amended and Restated Certificate of Incorporation to extend the date upon which to consummate a Business Combination beyond August 31, 2009 shall require the unanimous approval of the Class B Common shareholders.

4. A new Exhibit E is added as follows:

EXHIBIT E

[LETTERHEAD OF COMPANY]

[INSERT DATE]

Attn:

Re: Trust Account No. [                    ] Partial Termination Letter

Gentlemen:

Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between Middle Kingdom Alliance Corporation (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of December 19, 2006, as amended (“Trust Agreement”), this is to advise you that the stockholders of the Company have adopted the Second Amended and Restated Certificate of Incorporation of the Company which was filed with the Secretary of State of the State of Delaware on [December 15, 2008](the “Second Restated Certificate”). Attached hereto is a copy of the minutes of the Special Meeting of the stockholders of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect, and a certified copy of the Second Restated Certificate.

In accordance with Article 5 of the Second Restated Certificate any stockholder of the Corporation holding Class B Common Stock who voted against the adoption of the Second Restated Certificate is entitled to demand that the Corporation convert his or her shares of Class B Common Stock into cash as provided in such Article.

In accordance with the terms of the Trust Agreement, we hereby (a) certify to you that the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Statute have been met and (b) authorize you, to commence partial liquidation of the Trust Account to the holders of Class B Common Stock listed on the attached “Schedule of Converting Class B Common Shareholders.” You will notify the Company and JPMorgan Chase NY Bank (“Designated Paying Agent”) in writing as to when all of the funds for such partial liquidation of the Trust Account will be available for immediate transfer (“Transfer Date”). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company’s instructions. You shall have no obligation to oversee the Designated Paying Agent’s distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Agreement shall be terminated.

Very truly yours,

Middle Kingdom Alliance Corporation

By:
, Chief Executive Officer

Middle Kingdom Alliance Corp.

By:	/s/ David A. Rapaport
David A. Rapaport, Secretary

Executed as of December 15, 2009 on this 2nd day of April 2009

Accepted and Agreed:

Continental Stock Transfer and Trust Company

By:	/s/ Steven G. Nelson
Steven G. Nelson, President & Chairman

Executed as of December 15, 2009 on this 2nd day of April 2009

Approved:

I-Bankers Securities, Inc.

By:	/s/ Shelley Gluck
Shelley Gluck, President

Executed as of December 15, 2009 on this 2nd day of April 2009

Schedule of Converting Class B Common Shareholders